Exhibit 99.1

FROM:     Ursula H. Moran (973) 617-5756        Ray Arthur (973) 617-5755
          Investor Relations                    Chief Financial Officer

FOR:      Toys "R" Us, Inc.                    Susan McLaughlin (973) 617-5900
          (NYSE:  TOY)                          Media Relations

                                                FOR IMMEDIATE RELEASE
                                                ---------------------

      Toys "R" Us, Inc. Extends Form 10-K Filing Deadline by up to Fifteen Days

Wayne, NJ, April 14, 2005 - Toys "R" Us, Inc. (NYSE: TOY) today announced that it is filing a notification with the Securities and Exchange Commission on Form 12b-25 pursuant to which Toys "R" Us is seeking an extension of up to 15 days to file its Annual Report on Form 10-K for the fiscal year ended January 29, 2005. As indicated in the Form 12b-25 filing, Toys "R" Us is unable to file its 2004 Annual Report on Form 10-K today because (1) Toys "R" Us has not yet completed the corrections in its accounting treatment for leases and leasehold improvements as a result of its previously announced review of its accounting practices for leases and leasehold improvements, and (2) Toys "R" Us is still in the process of providing information necessary for its auditor, Ernst & Young LLP, to complete its procedures in connection with the assessment of Toys "R" Us' internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules of the Public Company Accounting Oversight Board. Accordingly, Toys "R" Us requires additional time to complete the preparation and review of its 2004 financial statements and the 2004 Annual Report on Form 10-K.

In the Form 12b-25 filing, Toys "R" Us stated that at this time it expects, due solely to the restatement related to its accounting practices for leases and leasehold improvements, to report a material weakness in its internal control over financial reporting in the 2004 Annual Report on Form 10-K.

Toys "R" Us has previously announced that it has entered into a definitive agreement to sell the entirety of its worldwide operations, including both its global Toys "R" Us and Babies "R" Us businesses, to an investment group consisting of affiliates of Kohlberg Kravis Roberts & Co. (KKR), Bain Capital Partners LLC, and Vornado Realty Trust (NYSE: VNO), for $26.75 per share. Completion of the merger is contingent on regulatory review and approval by the shareholders of Toys "R" Us, Inc. Toys "R" Us continues to expect that the merger will occur by July 2005.

Toys "R" Us, Inc. is one of the leading specialty toy retailers in the world. It currently sells merchandise through more than 1,500 stores, including 680 toy stores in the U.S. and 607 international toy stores, including licensed and franchise stores as well as through its Internet sites at www.toysrus.com, www.imaginarium.com and www.sportsrus.com. Babies "R" Us, a division of Toys "R" Us, Inc., is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 219 stores in the U.S. as well as on the Internet at www.babiesrus.com.

In connection with the proposed merger, Toys "R" Us will prepare a proxy statement for the stockholders of Toys "R" Us to be filed with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, TOYS "R" US' STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy will be available free of charge at the SEC's website, www.sec.gov, and stockholders of Toys "R" Us will also be able to obtain the proxy statement free of charge by directing their requests to Toys "R" Us, Inc., One Geoffrey Way, Wayne, New Jersey 07470, Attention: Investor Relations. Toys "R" Us and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding Toys "R" Us' directors and executive officers is available in Toys "R" Us' proxy statements and Annual Reports on Form 10-K, as well as Toys "R" Us' Current Reports on Form 8-K filed on March 22, 2005, February 14, 2005, December 28, 2004, November 3, 2004 and September 24, 2004, in each case previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

This press release contains "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," "will," "may," and similar words or phrases. These statements discuss, among other things, the results and effect of any review of lease accounting, including any adjustments related to expense recognition or depreciation, the timing of the lease accounting review, the timing of the completion and filing of the 2004 Form 10-K, the Company's expected results of operations for the fiscal year ended January 29, 2005, the results of the review of the Company's internal controls and the Company's proposed merger. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in


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which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, the timing and receipt of approvals for the Company's proposed merger, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.